Exhibit 10.6

                               TIME CHARTER PARTY

                               2003 Standard Form

             Issued by China Maritime Arbitration Commission (CMAC)

                                                            DATE: 1ST JAN., 2008

SHIPOWNERS: YONG HENG SHIPPING LIMITED
ADDRESS: ROOM 1806 18/F NAM WO HONG BUILDING NO.148 WING LOK
         ST SHEUNG WAN HK

CHARTERERS: YONGCHEN INTERNATIONAL SHIPPING LIMITED
ADDRESS: 16B EIB CENTER 40 BONHAM STRAND, HONGKONG



The two parties have negotiated and made the Time Charter Party as follow:

ARTICLE 1 DESCRIPTION OF VESSEL
     Name: MV HENG SHUN
     Built (year): 1981
     Tonnage GT/GRT: 25056 Ton
     NT: 15180 Ton
     Deadweight: 44360 Ton
     Flag: PANAMA

ARTICLE 2 DURATION

     The Owners agree to let and the Charterers agree to hire the Vessel from the time of delivery for a period of 3 years. Within below Article 6 mentioned trading limits.

ARTICLE 3 DELIVERY

     The vessel shall be placed at the disposal of the Charterers at Zhejiang Zhoushan port, China, the vessel on her delivery shall be ready to receive cargo with clean-swept holds and tight, staunch, strong and in every way fitted for ordinary cargo service, having water ballast and with sufficient power to operate all cargo- handling gear simultaneously.

     The Owners shall give the Charterers not less than 7 days notice of expected date of delivery.

ARTICLE 4 ON-OFF HIRE SURVEY

     Prior to delivery and redelivery the parties shall, the two parties agreed that the Captain submits the report of quantity of bunkers on board and the condition of the Vessel not later than a first loading port/last discharging port respectively, then recognize and accept.

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ARTICLE 5 DANGEROUS CARGO/CARGO EXCLUSIONS

     (a) The vessel shall be employed in carry lawful merchandise excluding any goods of a dangerous, injurious, flammable or corrosive nature unless carried in accordance with the requirements or recommendations of the competent authorities of the country of the Vessel's registry and of ports of shipment and discharge and of any intermediate countries or ports through whose waters the Vessel must pass. Without prejudice to the generality of the foregoing, in addition the following are specifically excluded: livestock of any description, arms, ammunition, explosives, nuclear and radioactive materials.

     (b) This vessel is not available for the transport of dangerous goods, if there are Low-level risks need both parties agreed.

ARTICLE 6 TRADING LIMITS

     The vessel shall be employed in such lawful trades between safe orts and safe places within greater coasting, include China, Japan, North Korea, South Korea, Southeast Asia, Hong Kong and other safety port and area (Tai Wan included) as the Charterers shall direct.

ARTICLE 7 OWNERS TO PROVIDE

     The Owners shall provide any pay for the insurance of the Vessel, except as otherwise provided, and for al provisions, cabin, deck, engine-room and other necessary stores, including boiler water; shall pay for wages, consular shipping and discharging fees of the crews and charges for port services pertaining to the crews; shall maintain the vessel's class and keep her in a thoroughly efficient state in hull, machinery and equipment for and during the service, and have a full complement of officers and crews

ARTICLE 8 CHARTERERS TO PROVIDE

     The Charterers, while the vessel in on hire, shall provide and pay for all the bunkers except as otherwise agreed; shall pay for port charges (including compulsory watchmen and cargo watch men and compulsory garbage disposal ), all communication expenses pertaining to the Charterers' business at cost, pilotages, towages, agencies, commissions, consular charges (except those pertaining to individual crews members or flag of the Vessel), and all other usual expenses except those stated in Article 7 but when the Vessel puts into a port for causes for which the Vessel is responsible (other than by stress of weather), then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crews shall be for the Owners' account. Fumigations ordered because of cargoes carried or ports visited while the vessel is employed under this Charter Party shall be for the Charterers' account. All other fumigations shall be for the Charterers' account after the vessel had been on charter for a continuous period of six months or more.

The Charterers shall provide and pay for necessary dunnage and also any extra fittings requisite for a special trade or unusual cargo, but the Owners shall allow them the use


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of any dunnage already aboard the Vessel. Prior to redelivery the Charterers shall remove their dunnage and fittings at their cost and in their time.

ARTICLE 9 PERFORMANCE OF VOYAGES

     (a) The Master shall perform the voyages with due dispatch, and shall render all customary assistance with the Vessel's crews. The Master shall be conversant with eth English language and (although appointed by the Owners) shall be under the orders and directions of the Charterers as regards employment and agency; and the Charterers shall perform all cargo handling, including but not limited to loading, stowing, trimming, lashing, securing, dunnaging, unlashing, discharging, and tallying, at their risk and expense, under the supervision of the Master.

     (b) If the Charterers shall have reasonable cause to be dissatisfied with the conduct of the Master or officers, the Owners shall, on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.

ARTICLE 10 BUNKERS

     (a) The Charterers on delivery, and the Owners on redelivery, shall take over and pay for all fuel and diesel oil remaining on board the Vessel. When the Charterers on redelivery, there shall be remain a considerable number of fuel and diesel oil as on delivery, the price as after the two parties negotiated as the price in market.

      (b) The Charterers  shall supply bunkers of a quality suitable for burning
in  the   vessel's   engines   and   auxiliaries   and  which   conform  to  the
specification(s) as set out in Appendix A.

     The Owners reserve their right to make a claim against the Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuels not complying with the agreed specification(s). Additionally, if bunker fuels supplied do not conform with the mutually agreed specification(s) or otherwise prove unsuitable for burning in the Vessel's engines or auxiliaries, the Owners shall not be held responsible for any reduction in the Vessel's speed performance and /or increased bunker consumption, nor for any time lost and any other consequences.

ARTICLE 11 RATE OF HIRE/REDELIVERY AREAS AND NOTICES

     The Charterers shall pay for the use and hire of the said Vessel at a daily rate of US$ 28,000 every 30 days, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of a month; hire shall continue until the hour of the day of her redelivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless Vessel lost) at the ports of China unless otherwise mutually agreed.

     The Charterers shall give the Owners not less than 20 days' notice of the Vessel's expected date and probable port of redelivery.

     For the purpose of hire calculations, the times of delivery, redeliver or termination of charter shall be adjusted to PST.

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ARTICLE 12 HIRE PAYMENT

     (A) PAYMENT

     Hire payment in United States Currency, the Charterers should make the initial hire payment within 3 days after owners sent the notice of delivery. Then the Charterers should make each of the hire payments within 3 days after the end of last time, if not, the Charterers should pay the surcharge at 6/1000 per day. And, for the last month or part of same the approximate amount of hire, and should same not cover eth actual time, hire shall be paid for eth balance day by day as it becomes due, if so required by the Owners. Failing the punctual and regular payment of the hire, or on any fundamental breach whatsoever of this Charter Party, the Owners shall be at liberty to withdraw the Vessel from the service of the Charterers without prejudice to any claims they (the Owners) may otherwise have on the Charterers.

     (B) GRACE PERIOD

     Where there is failure to-make punctual and regular payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers of their bankers, the Charterers shall be given by the Owners 3 clear banking days (as recognized at the agreed place of payment) written notice to rectify the failure, and when so rectified within those days following the Owner's notice, the payment shall stand as regular and punctual.

     Failure by the Charterers to pay the hire within days of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw as set forth in Sub-Article 12 (a) above.

     (C) LAST HIRE PAYMENT

     Should the Vessel be on her voyage towards port of redelivery at the time the last and/or the penultimate payment of hire is/are due, said payment(s) is/are to be made for such length of time as the Owners and the Charterers may agree upon as being the estimated time necessary to complete the voyage, and taking into account bunkers actually on board; to be taken over by the Owners and estimated disbursements for the Owners' account before redelivery. Should same not cover the actual time, hire is to be paid for the balance, day by day, as it becomes due. When the Vessel has been redelivered, any difference is to be refunded by the Owners or paid by the Charterers, as the case may be.

     (D) CASH ADVANCES

     Cash for the Vessel's ordinary disbursements at any port may be advanced by the Charterers, as required by the Owners, which shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

ARTICLE 13 BERTHS

     The Vessel shall be loaded and discharged in any safe dock or at any safe berth or safe place that Charterers or their agents may direct, provided the Vessel can safely enter, lie and depart always afloat at any time of tide.

ARTICLE 14 SPACES AVAILABLE

     (a) The whole reach of the Vessel's holds, decks, and other cargo spaces (not more


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than she can reasonably and safely stow and carry), also accommodations for supercargo, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for the vessel's ott1cers, crews, tackle, apparel, furniture, provisions, stores and fuel.

     (b) In the event of deck cargo being carried, the Owners are to be and are hereby indemnified by the Charterers for any loss and/or damage and/or liability of whatsoever nature caused to the Vessel as a result of the carriage of deck cargo and which would not have arisen had deck cargo not been loaded.

ARTICLE 15 SUPERCARGO AND MEALS

     Cancelled

ARTICLE 16 SAILING ORDERS AND LOGS

     The Charterers shall furnish the Master from time to time with all requisite instructions and sailing directions in writing in the English language and the Master shall keep full and correct deck and engine logs of the voyage or voyages which are to be patent to the Charterers or their agents and furnish the Charterers, their agents or supercargo, when required, with a true copy of such deck and engine logs, showing the course of the Vessel, distance run and the consumption of bunkers. Any log extracts required by the Charterers shall be in the English language.

ARTICLE 17 DELIVERY/ CANCELING

     The delivery time is from Feb. 10, 2008 to Mar.10, 2008. If delivery completed within this period, the duration of time charter is calculated from the day actual delivery.

     Extension of Canceling

     If the Owners warrant that, despite the exercise of due diligence by them, the Vessel will not be ready for delivery by the canceling date, and provided the Owners are able to state with reasonable certainty the date on which the Vessel will be ready, they may, at the earliest seven days before the Vessel is expected to sail for the port or place of delivery, require the Charterers to declare whether or not they will cancel the Charter Party. Should the Charters elect not to cancel, or should they fail to reply within two days or by the canceling date, whichever shall. First occur, then the seventh day after the expected date of readiness for delivery as notified by the Owners shall replace the original canceling date. Should the Vessel be further delayed, the Owners shall be entitled to require further declarations of the Charterers in accordance with this clause.

ARTICLE 18 OFF HIRE

     In the event of loss time from deficiency and/or default and/or strike of officers or crews, or deficiency of stores, fire, breakdown of, or damages to hull, machinery or equipment, grounding, detention by the arrest of the Vessel (unless such arrest is caused by events for which the Charterers, their servants, agents or subcontractors are responsible), or detention by average accidents to the Vessel or cargo unless resulting


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from inherent vice, quality or defect of the cargo, dry docking for the purpose of examination or painting bottom, or by any other similar cause preventing the full working of the Vessel, the payment of hire and overtime, if any, shall cease for the time thereby lost. Should the Vessel deviate or put back during a voyage, contrary to the orders or directions of her Charterers, for any reason other than accident to the cargo or where permitted in Clause 22 hereunder, the hire is to be suspended from the time of her deviating or putting back until she is again in the same or equidistant position from the destination and the voyage resumed therefrom. All bunkers used by the Vessel while off hire shall be for the Owners' account. In the event of the Vessel being driven into port or to anchorage through stress of weather, trading to shallow harbors or to rivers or ports with bars, any detention of the Vessel and/ or expenses resulting from such detention shall before the Charterers' account. If upon the voyage the speed be reduced by defect in, or breakdown of, any part of her hull, machinery or equipment, the time so lost, and the cost of any extra bunkers consumed in consequence thereof, and all extra proven expenses may be deducted from the hire.

ARTICLE 19 DRYDOCKING

     The Vessel was last drydocked at Nov.2005.

     Except in case of emergency no drydocking shall take place during the currency of this Charter Party.

ARTICLE 20 TOTAL LOSS

     Should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once.

ARTICLE 21 EXCEPTIONS

     The act of God, enemies, fire, restraint of princes, rulers and people, and all dangers and accidents of the seas, rivers, machinery, boilers, and navigation, and errors of navigation throughout this Charter, always mutually excepted.

ARTICLE 22 LIBERTIES

     The Vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving, life and property.

ARTICLE 23 LIENS

     The Owners shall have a lien upon all cargoes and all sub-freights and/or sub-hire for any amounts due under this Charter Party, including general average contributions, and the Charterers shall have a lien on the Vessel for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once.

The Charterers will not directly or indirectly suffer, nor permit to be continued, ally lien or encumbrance, which might have priority over the title and interest of the Owners in the Vessel. The Charterers undertake that during the period of this Charter Party, they will not procure any supplies or necessaries or services, including any port


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expenses and bunkers, on the credit of the Owners or in the Owners' time.

ARTICLE 24 SALVAGE

     All derelicts and salvage shall be for the Owners' and the Charterers' equal benefit after deducting Owners' and Charterers' expenses and crews' proportion.

ARTICLE 25 GENERAL AVERAGE

     General average shall be adjusted according to York-Antwerp Rules 1974, as amended 1990, or any subsequent modification thereof, in Beijing, China in currency RMB or USD.

     The Charterers shall procure that all bills of lading issued during the currency of the Charter Party will contain a provision to the effect that general average shall be adjusted 'according to York-. Antwerp Rules 1974, as amended 1990, or any subsequent modification thereof and will include the "New Jason Clause" as per Clause31. Time charter hire shall not contribute to general average.

ARTICLE 26 NAVIGATION

     Nothing herein stated is to be construed as a demise of the Vessel to the Time Charterers. The Owners shall remain responsible for the navigation of the Vessel, acts of pilots and tug boats, insurance, crews, and all other matters, same as when trading for their account.

ARTICLE 27 CARGO GEAR AND LIGHTS

     The Owners shall also provide on the Vessel for night work lights as on board, but all additional lights over those on board shall be at the Charterers' expense.

ARTICLE 28 CREWS OVERTIME

     To be negotiated by owner and Charterers.

ARTICLE 29 BILLS OF LADING

     (a) The Master shall sign the bills of lading or waybills for cargo as presented in conformity with mates or tally clerk's receipts. However, the Charterers may sign bills of lading or waybills on behalf of the Master, with the Owner's prior written authority, always in conformity with mates or tally clerk's receipts.

     (b) All bills of lading or waybills shall be without prejudice to this Charter Party and the Charterers shall indemnify the Owners against all consequences or liabilities which may arise from any inconsistency between this Charter Party and any bills of lading or waybills signed by the Charterers or by the Master at their request.

     (c) Bill of lading covering deck cargo shall be added "Shipped on deck at Charterers', Shippers' and Receivers' risk, expense and responsibility, without liability on the part of the Vessel, or her Owners for any loss, damage, expense or delay howsoever caused."

     (d) Negotiated by the two parties in specially condition.

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ARTICLE 30 PROTECTIVE CLAUSE

     This Charter Party is subject to the following clauses all of which are also to be included in all bills of lading or waybills issued hereunder:

(A) CLAUSE PARAMOUNT

     This bill of lading shall have effect subject to the provisions of the Hague Rules, or the Hague-Visby Rules, as applicable, or such other similar national legislation as may mandatory apply by virtue of origin or destination of the bills of lading, which shall be deemed to be incorporated herein and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said applicable Act. If any term of this bill of lading be repugnant to said applicable Act to any extent, such term shall be void to that extent, but not further. " AND,

(B) BOTH- TO-BLAME COLLISION CLAUSE

     If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the Owners of the goods carried hereunder will indemnify the carrier against all loss or liability to the other or non-carrying ship or her Owners insofar as such loss or liability represents loss of, or damage to, or any claim whatsoever of the Owners of said goods, paid or payable by the other or non-carrying ship or her Owners to the Owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her Owners to the Owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her Owners as part of their claim against the carrying ship or carrier.

   The foregoing provisions shall also apply where the Owners, operators or those in charge of any ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contact. " AND,

(C) U.S. TRADE-DRUG-CLAUSE

In pursuance of the provisions of the Criminal Law of the People' Republic of China, Customs Law of the People' Republic of China and the Decision on Anti Drug Abuse issued by the Standing Committee of the National People's Congress, the Charterers warrant to exercise the highest degree of care and diligence in preventing unmanifested narcotic drugs and marijuana to be loaded or concealed on board the Vessel.

Non-compliance with the provisions of this clause shall amount to breach of warranty for consequences of which the Charterers shall be liable and shall hold the Owners, the Master and the crews of the Vessel harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them individually or jointly. Furthermore, all time lost and all expenses incurred, including fines as a result of the Charterers' breach of the provisions of this clause shall be for the Charterers's account and the Vessel shall remain on hire.



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Should the Vessel be arrested as a result of the Charterers' non-compliance with the provisions of this clause, the Charterers shall at their expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their expense put up the bails to secure release of the Vessel. The
Owners shall remain responsible for all time lost and all expenses incurred, including fines, in the event that unmanifested narcotic drugs and marijuana are found in the possession or effects of the Vessel's personnel. " AND,

(D) WAR CLAUSES

     (i) No contraband of war shall be shipped. The Vessel shall not be required, without the consent of the Owners which shall not be unreasonably withheld, to enter any port or zone which is involved in a state of war, warlike operations, or hostilities, civil strife, insurrection or piracy whether there be a declaration of war or not, where the Vessel, cargo or crews might reasonably be expected to be subject to capture, seizure or arrest, or to a hostile act by a belligerent power (the term "power" meaning any de jure or defacto authority or any purported governmental organization maintaining naval, military or air forces).

     (ii) If such consent is given by the Owners, the Charterers will pay the provable additional cost of insuring the Vessel against hull war risks in an amount equal to the value under her ordinary hull policy but not exceeding a valuation of RMB 40,000,000. In addition, the Owners may purchase and the Charterers will pay for war risk insurance on ancillary risks such as loss of hire, freight disbursements, total loss, blocking and trapping, etc. If such insurance is not obtainable commercially or through a government program, the Vessel shall not be required to enter or remain at any such port or zone.

     (iii) In the event of the existence of the conditions described in (i) subsequent to the date of this Charter, or while the Vessel is on hire under this Charter, the Charterers shall, in respect of voyages to any such port or zone assume the provable additional cost of wages and insurance properly incurred in connection with master, officers and crews as a consequence of such war, warlike operations or hostilities.

     (iv) Any war bonus to officers and crews due to the Vessel's trading or cargo carried shall be for the Charterers' account. "

ARTICLE 31 WAR CANCELLATION

In the event of the outbreak of war ( whether there be a declaration of war or not) between any two or more of the following countries in the navigation area, either the Owners or the Charterers may cancel this Charter Party. Whereupon, the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 10 if she has cargo on board, after discharge thereof at destination, or, if debarred under this Clause from reaching or entering it, at a near open and safe port as directed by the Owners; or, if she has no cargo on board, at the port at which she then is or, if at sea, at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter Party shall apply until redelivery.


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

ARTICLE 32 ICE

     The Vessel shall not be required to enter or remain in any icebound port or area, nor any port or area where lights or lightships have been or are about to be withdrawn by reason of ice, nor where there is risk that in the ordinary course of things the Vessel will not be able on account of ice to safely enter and remain in the port or area or to get out after having completed loading or discharging. Subject to the Owners' prior approval the Vessel is to follow icebreakers when reasonably required with regard to her size, construction and ice class.

ARTICLE 33 REQUISITION

     Should the Vessel be requisitioned by the government of the Vessel's flag during the period Of this Charter Party, the Vessel shall be deemed to be off hire during the period of such requisition, period any hire paid by the said government in respect of such requisition period shall be retained by the Owners. The period during which the Vessel is on requisition to the said government shall count as part of the period provided for in this Charter Party.

If the period of requisition exceeds one month, either party shall have the option of canceling this Charter Party and no consequential claim may be made by either party.

ARTICLE 34 STEVEDORE DAMAGE

     Notwithstanding anything contained herein to the contrary, the Charterers shall pay for any and all damage to the Vessel caused stevedores provided the Master has notified the Charterers and/ their agents in writing as soon as practical but not later than 48 hours after any damage is discovered. Such notice to specify the damage in detail and to invite Charterers to appoint a surveyor to as the extent of such damage.

(a) In case of any and all damage(s) affecting the Vessel's seaworthiness and/or the safety of the crews and/or affecting the trading capabilities of the Vessel, the Charterers shall immediately arrange for repairs of such damage(s) at their expense and the Vessel is remain on hire until such repairs are completed and if required passed by the Vessel's classification society.

(b) Any and all damage(s) not described under point (a) above shall be repaired at the Charterers' option, before or after redelivery concurrently with the Owners' work. In such case no hire and /or expenses will be paid to the Owners except and insofar as the time and/or the expenses required for the repairs for which the Charterers are responsible, exceed the time and/or expenses necessary to carry out the Owners' work.

ARTICLE 35 CLEANING OF HOLDS

     The Charterers shall provide and pay extra for sweeping and/or washing and/ or cleaning of holds between voyages and/ or between cargoes provided such work can be undertaken by the crews and is permitted by local regulations, at the rate of per hold.

In connection with any such operation, the Owners shall not be responsible if the Vessel's holds are not accepted or passed by the port or any other authority. The


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

Charterers shall have the option to re-deliver the Vessel with unclean/unswept holds against a lumpsum payment of in lieu of cleaning.

ARTICLE 36 TAXES

     Charterers to pay all local, State, National taxes and/ or dues assessed on the Vessel or the Owners resulting from the Charterers' orders herein, whether assessed during or after the currency of this Charter Party including any taxes and/or dues on cargo and/or freights and/or sub-freights and/or hire (excluding taxes levied by the Country of the Flag of the Vessel or the Owners).

ARTICLE 37 CHARTERERS' COLORS

     The Charterers shall have the privilege of flying their own house flag and painting the Vessel with their own markings. The Vessel shall be repainted in the Owners' colors before termination of the Charter Party. Cost and time of painting, maintaining and repainting those changes effected by the Charterers shall be for the Charterers' account.

ARTICLE 38 LAID UP RETURNS

     The Charterers shall have the benefit of any return insurance premium receivable the Owners from their underwriters as and when received from underwriters by reason of the Vessel being in port for a minimum period of 30 days if on full hire for this period or pro rata for the time actually on hire.

ARTICLE 39 DOCUMENTATION

     The Owners shall provide any documentation relating to the Vessel that may be required to permit the Vessel to trade within the agreed trade limits, including, but not limited to certificates of financial responsibility for oil pollution, provided such oil pollution certificates are obtainable from the Owners' P &. I club, valid international tonnage certificate, Suez and Panama tonnage certificates, valid certificate of registry and certificates relating to the strength and/or serviceability of the Vessel's gear. The charterers should try them best to provide assistance such as guarantee, keep documentation and ship available.

ARTICLE 40 STOWAWAYS

     (i) The Charterers warrant to exercise due care and diligence in preventing stowaways in gaining access to the Vessel by mean of secreting away in the goods and/ or containers shipped by the Charterers.

     (ii) If, despite the exercise of due care and diligence by the Charterers, stowaways have gained access to the Vessel by means of secreting away in the goods and/ or containers shipped by the Charterers, this shall amount to breach of charter for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them. Furthermore, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Charterers'


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

account and the Vessel shall remain on hire.

     (iii) Should the Vessel be arrested as a result of the Charterers' breach of charter according to sub-clause (a) (ii) above the Charterers shall take all reasonable steps to secure that, within a reasonable time, the Vessel is released and at their expense put up bail to secure release of the Vessel.

ARTICLE 41 SMUGGLING

     In the event of smuggling by the Master, Officers and/or Crews, the Owners shall bear the cost of any fines, taxes or imposts levied and the Vessel shall be off hire for any time lost as a result thereof.

ARTICLE 42 ARBITRATION

     Any dispute arising from or in connection with this contract shall be submitted to China Maritime Arbitration Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.






SHIPOWNERS:
For and on behalf of
YONG HENG SHIPPING LIMITED (Stamp)

 /S/ XIANFU ZHENG

----------------------------------




CHARTERERS:
Signed for and on behalf of
YONGCHEN INTERNATIONAL SHIPPING LIMITED (Stamp)

  /S/ XINYU ZHANG

----------------------------------








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